SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                  July 21, 1997


                     MULTIMEDIA CONCEPTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


Delaware                           O-21178                    13-3626613
State of                           Commission File            IRS Employer
Incorporation                      Number                     Identification No


                              448 West 16th Street
                            New York, New York 10011
                     Address of principal executive offices

        Registrant's telephone number, including area code (212) 391-2272


                                       N/A
          (Former name or former address, if changed since last report)








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ITEM 4.  CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

          On July 1, 1997, the board of directors of the Registrant authorized the Registrant=s executive officers to engage Jerome Rosenberg, CPA, P.C. as the Company's new auditing firm for the year ending September 30, 1997. Prior to engaging Jerome Rosenberg, CPA, P.C. such accounting firm was not consulted on any matters relative to the application of accounting principles on specified transactions or in any matter that was the subject of a disagreement with the prior accountants.

         The change in accountants was not due to any discrepancies or disagreements between the Company and Lazar Lev ne & Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The former accountants' reports on the Registrant's financial stateme ts for the two years ended September 30, 1996 and 1995 contained an explanatory paragraph addressing the Company's ability to continue as a going concern. The Company filed the required letter from Lazar Levine & Company LLP, as to whether the accounting firm agrees with the statements made therein.

                                   SIGNATURES



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 21st day of July, 1997.



Multimedia Concepts International, Inc.


By: \s\ Ilan Arbel
Ilan Arbel
President



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